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                                                                    Exhibit 5.1


                             DEWEY BALLANTINE LLP

                          1301 AVENUE OF THE AMERICAS
                              NEW YORK 10019-6092
                 TELEPHONE 212 259-8000 FACSIMILE 212 259-6333


                                                              July 31, 1998

Copelco Capital Funding LLC 98-1
East Gate Drive
Mount Laurel, New Jersey 08054-5400

Copelco Capital Funding Trust 1998-A
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE 19890

                  Re:      Copelco Capital Funding Trust 1998-A
                           Registration Statement on Form S-1
                           (File No. 333-53735)

Ladies and Gentlemen:

                  We have acted as special counsel for Copelco Capital Funding Trust 1998-A, a Delaware business trust (the "Issuer"), in connection with the preparation of the above-referenced Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission contemporaneously herewith under the Securities Act of 1933, as amended (the "Act"), which Registration Statement includes a Prospectus (the "Prospectus") for the registration under the Act of Class A-1 Lease-Backed Notes, Series 1998-A, Class A-2 Lease-Backed Notes, Series 1998-A, Class A-3 Lease-Backed Notes, Series 1998-A, Class A-4 Lease-Backed Notes, Series 1998-A, Class B Leased-Backed Notes, Series 1998-A, Class C Leased-Backed Notes, Series 1998-A and Class D Leased-Backed Notes, Series 1998-A (the "Offered Notes") to be issued pursuant to the Indenture dated on or about August 1, 1998 ("Indenture") between the Issuer and Manufacturers and Traders Trust Company, as Indenture Trustee (substantially in the form filed as an Exhibit to the Registration Statement).

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                  In that regard, we have examined originals, or copies
certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

                  The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

                  We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by Federal law or the laws of the State of New York. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

                  Based upon the foregoing, we are of the opinion that when the Indenture has been duly authorized by the Indenture Trustee and duly executed and delivered by the Indenture Trustee and when the Offered Notes have been duly executed and authenticated in accordance with the provisions of the Indenture, and issued and sold as contemplated in the Registration Statement and the Prospectus, as amended or supplemented, delivered pursuant to Section 5 of the Act in connection therewith, such Offered Notes will be legally and validly issued and the holders of such Offered Notes will be entitled to the benefits of such Indenture.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not concede that we are experts within the meaning of the Act or the rules and regulations therewith, or that this consent is required by Section 7 of the Act.

                                         Very truly yours,



                                         DEWEY BALLANTINE LLP


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